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                                                                    EXHIBIT 10.3

                         SECOND WAIVER AND AMENDMENT TO
                AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

     This SECOND WAIVER AND AMENDMENT TO AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this "Amendment") is entered into as of the 15th day of February, 2001 (the "Effective Date"), by and among LaSalle Bank National Association, a national banking association (f/k/a LaSalle National Bank) as Administrative Agent for the Lenders described below (in such capacity, the "Administrative Agent") and as Issuing Bank (the "Issuing Bank"), the Lenders described below, CCC Information Services Inc., a Delaware corporation ("Borrower"), and CCC Information Services Group, Inc., a Delaware corporation, as Guarantor (in such capacity, the "Guarantor").

                              W I T N E S S E T H:

     WHEREAS, Administrative Agent, the Lenders parties thereto and Borrower entered into that certain Amended and Restated Credit Facility Agreement dated as of October 29, 1998, as amended by that certain Waiver and Amendment to Amended and Restated Credit Facility Agreement dated as of October 20, 2000 (as may be further amended, supplemented or otherwise modified, the "Credit Agreement"), and now desire to amend such Credit Agreement pursuant to this Amendment to, among other things, (i) reduce the amount available thereunder, and (ii) waive certain defaults under certain financial covenants.

       WHEREAS, The Guarantor guaranteed the payment and performance in full when due of the liabilities of every kind and nature of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent pursuant to that certain Guaranty of CCC Information Services Group, Inc. dated as of October 29, 1998 made by Guarantor in favor of the Administrative Agent for the Lenders and the Issuing Bank under the Credit Agreement (the "Guaranty").

     NOW, THEREFORE, for and in consideration of the waiver of certain defaults under the Credit Agreement and the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

     1. INCORPORATION OF THE AGREEMENT. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Credit Agreement. To the extent any terms and provisions of the Credit Agreement are inconsistent with the amendments set forth in PARAGRAPH 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2. AMENDMENT OF THE AGREEMENT. Subject to the terms and conditions contained herein, the Borrower and the Administrative Agent hereby amend the Credit Agreement as follows:

          (a) SECTION 1.1.6.2.b. of the Credit Agreement is hereby deleted in its entirety.

          (b) SECTION 9.1.66 of the Credit Agreement is hereby amended and restated in its


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entirety to read as follows:

          "9.1.66. "LINE OF CREDIT COMMITMENT" means, at any time of determination, the aggregate amount of all Commitments of all Lenders at such time up to a maximum amount of $60,000,000 as of December __, 2000, as reduced from time to time pursuant to SECTION 1.1.6.2, PROVIDED, HOWEVER, that until the consummation of the Capricorn Contribution (defined in SECTION 4.16), the amount available under the Line of Credit Commitment shall be $51,000,000."

          (c) SECTION 5.2(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(i) currently outstanding non-recourse indebtedness set forth on
          SCHEDULE 5.2(i) in an amount of up to $5,000,000 secured only by real property owned by the Borrower or any of its Subsidiaries; and"

          (d) SECTION 5.4(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "and (e) currently outstanding loans to employees and sales representatives for the sole purpose of permitting such employees or sales representatives to purchase common stock of the Guarantor from the Guarantor's treasury; PROVIDED HOWEVER, that such loans must be paid according to their terms which currently exist, such loans may not be increased nor may any funds repaid by such employees or sales representatives be re-lent by Borrower, and no new loans may be extended by Borrower to its employees or sales representatives."

          (e) SECTION 5.7(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(e) currently outstanding Investments set forth on SCHEDULE 5.7(e) in any Person other than Professional Claims Services Inc., AND"

          (f) SECTION 5.7(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: :

          "(e) currently outstanding Investments in or loans to Professional Claims Services Inc. set forth on SCHEDULE 5.7(f), AND"

          (g) SECTION 5.7(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


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          "(g) Investments in Restricted Subsidiaries and the Borrower."

          (h) SECTION 5.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "5.10. Borrower will not, and will not permit any of its Subsidiaries to, declare or make (directly or indirectly) any payment or distribution with respect to, or incur any liability for the purchase, acquisition, redemption or retirement of, any of its equity interests (including warrants therefor) or as a dividend (other than dividends to Borrower or to a wholly-owned Subsidiary of Borrower from wholly-owned Subsidiaries of the Borrower), return of capital or other payment or distribution of any kind to any holder of any such equity interest."

          (i) Notwithstanding ARTICLE 5 of the Credit Agreement, except as set forth in SCHEDULE 2(e) hereto, neither Borrower nor any of its Subsidiaries shall be permitted to make loans or advances to, Investments in, transfer assets to or make acquisitions on behalf of, any direct or indirect subsidiary.

          (j) SECTION 4.2.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "4.2.1. MONTHLY FINANCIAL STATEMENTS. Within fifteen (15) Business Days of the end of each month, Borrower must prepare and deliver to each Lender and Administrative Agent unaudited monthly consolidating financial statements. Such financial statements must include a balance sheet, an income statement, and a cash flow statement (with appropriate external notes and schedules, if prepared). Such financial statements must be prepared in accordance with GAAP consistently applied (subject to quarterly and year end adjustments and except as approved by Administrative Agent in its sole and absolute discretion). Together with the monthly financial statements, each Lender and Administrative Agent must also receive a certificate executed by the President, the Chief Financial Officer, the Treasurer or such other senior executive officer of Guarantor as is acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition of Borrower as of the date thereof and for the periods covered thereby (subject to quarterly and year end adjustments), and (b) certifying that as of the date of such certificate there is not any existing Default or Event of Default."

          (k) SECTION 4.16 of the Credit Agreement is amended in its entirety to read as follows:

          "4.16 EQUITY INFUSION. Borrower will provide Administrative

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          Agent with documentation and other evidence, reasonably satisfactory to Administrative Agent, confirming Capricorn Holdings III, LLC's ("Capricorn") purchase of trust preferred stock of a new Delaware business trust (the "New Trust") owned by the Guarantor and warrants to purchase 1,200,000 shares of the common stock of Guarantor for an aggregate purchase price of approximately $15,000,0000, substantially in accordance with its commitment Letter to Guarantor dated January 24, 2001, with the subsequent sale by the Guarantor of debt securities to the New Trust for an acquisition price of approximately $15,500,000 (with respect to which a reasonable amount of transaction costs will be paid, not to exceed $1,250,000), all prior to February 23, 2001 (the "Capricorn Contribution")."

     3. REPRESENTATIONS, COVENANTS AND WARRANTIES; NO DEFAULT.

          (a) Except for the representations and warranties of Borrower made as of a particular date, the representations, covenants and warranties set forth in
ARTICLE 3 of the Credit Agreement after giving effect to this Amendment shall be deemed remade as of the date hereof by Borrower; PROVIDED, HOWEVER, that any and all references to the Credit Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing as of the date hereof which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Credit Agreement after giving effect to this Amendment.

          (b) Attached hereto as SCHEDULE B is a true and accurate organizational chart of the Guarantor setting forth the organizational structure and ownership of each of the related companies to the Guarantor.

     4. GUARANTOR'S REPRESENTATIONS, COVENANTS AND WARRANTIES. Guarantor hereby represents, covenants and warrants that it will not, and will not permit any of its Subsidiaries to, make loans or advances to, Investments in, transfer assets to or make acquisitions on behalf of, any direct or indirect subsidiary other than such loans, advances, Investments, transfers or acquisitions which are expressly subject and subordinate to any rights the Borrower has (or rights which the Borrower would have had if Guarantor had not made such loan, advance, Investment, transfer or acquisition) to receive payments from such direct or indirect Subsidiary whether Borrower's rights to receive payment are as a result of equity interests in such Subsidiary or not; PROVIDED, HOWEVER, that any loans, advances, Investments, transfers or acquisitions from Guarantor to any direct or indirect Subsidiary which is in excess of the amount of the Capricorn Contribution received by Guarantor shall not be limited hereunder.

     5. LIMITED WAIVER OF CERTAIN FINANCIAL COVENANTS. Subject to the terms and conditions contained herein and notwithstanding any contrary provisions contained in the Credit Agreement, the Lenders and the Administrative Agent hereby consent to and waive any Event of Default arising or occurring under
SECTION 4.1.1, 4.1.2 and 4.1.3 of the Credit Agreement effective as of December 31, 2000 for the period ending December 31, 2000. Borrower hereby acknowledges


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that the waiver contained in this SECTION 5 is granted by Administrative Agent only for the limited purpose set forth herein. The waiver in this SECTION 5 is granted only for the specific instance specified herein and in no manner creates a course of dealing or otherwise impairs the future ability of Administrative Agent to declare an Event of Default under or otherwise enforce the terms of the Credit Agreement after giving effect to this Amendment. Nothing in this Amendment shall be construed to mean that any such waiver of the financial covenant specified above for such period will extend to any other period.

     6. FEES AND EXPENSES. Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by Administrative Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for the Administrative Agent. In addition, on or prior to the effective date hereof, Borrower shall pay Administrative Agent, on behalf of the Lenders executing this Amendment, concurrent with the receipt by Administrative Agent of signature pages to this Amendment executed and delivered by Lenders constituting Required Lenders and execution of this Amendment by the Administrative Agent, a fee of Sixty Thousand and 00/100 Dollars ($60,000.00), to be distributed to the Lenders who execute this Amendment on a pro rata basis based on the amount of each Lender's Commitment. In addition, Borrower will pay Administrative Agent, for the ratable benefit of Lenders, the Periodic Facility Fee as set forth in
SECTION 1.7.2 of the Credit Agreement at the rate and times set forth therein. For purposes of calculating the Periodic Facility Fee from the period of January 1, 2001 through and including the Effective Date of this Amendment, the Line of Credit Commitment shall be deemed to be $100,000,000 and the limited waiver being granted herein shall be deemed to be granted as of the Effective Date hereof.

     7. DELIVERY OF DOCUMENTS. Notwithstanding any of the foregoing, prior to entering into this Amendment, Administrative Agent shall have received from Borrower the following fully executed documents, fully executed by the Borrower and CCC Information Services Group Inc., as applicable, in form and substance satisfactory to Administrative Agent, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

          (a) this Second Waiver and Amendment;

          (b) the Guaranty Reaffirmation of CCC Information Services Group Inc.;

          (c) Reaffirmation of pledge of stock of Borrower;

          (d) the Security Agreement, along with all UCC Financing Statements requested by the Administrative Agent;

          (e) evidence satisfactory to Administrative Agent of the commitment of Capricorn Holdings to provide $15,000,000 in equity financing; and

          (g) Post-Closing Agreement dated as of even date herewith by and between



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Borrower and Administrative Agent.

     8. EFFECTUATION. The amendments to the Credit Agreement contemplated by this Amendment shall be deemed effective as of the date hereof immediately upon the full execution of this Amendment and the receipt by the Administrative Agent of fully executed copies of all of the documents required to be provided to Administrative Agent pursuant to SECTION 7 hereof and without any further action required by the parties hereto. There are no other conditions precedent or subsequent to the effectiveness of this Amendment.

     9. ACKNOWLEDGMENT OF CONSIDERATION. Borrower and Guarantor hereby acknowledge and agree that the granting of the limited waivers set forth herein by the Administrative Agent and the Lenders is fair consideration for the Borrower granting the security interest in its Collateral as set forth in the Security Agreement.

     10. CONTINUING EFFECT. Except as otherwise specifically set forth herein, the terms and provisions of the Credit Agreement shall remain in full force and effect.

     11. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


       (WAIVER AND AMENDMENT TO CREDIT FACILITY AGREEMENT SIGNATURE PAGE)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Waiver and Amendment to Credit Facility Agreement as of the date first above written.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        f/k/a LaSalle National Bank, as
                                        Administrative Agent

                                        By: /s/ Amy Long
                                            Its: Vice President

                                        CCC INFORMATION SERVICES INC.

                                        By: /s/ Reid E. Simpson
                                            Its: Executive Vice President &
                                                 Chief Financial Officer



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                                      CCC INFORMATION SERVICES GROUP,
                                      INC.,
                                      as Guarantor

                                      By: /s/ Reid E. Simpson
                                          Its: Executive Vice President
                                               and Chief Financial Officer

Acknowledged and Agreed:

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Amy Long
    Its: Vice President

FLEET NATIONAL BANK

By: /s/ David Eusden
    Its: Director

HARRIS TRUST AND SAVINGS BANK

By:
    Its:

BANK LEUMI USA

By: /s/ Jon W. Spoerry
    Its: First Vice President

NORWEST BANK WISCONSIN, N.A.

By: /s/ Linda C. Banckhaus
    Its: Vice President




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